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                                                                     Exhibit 4.5

THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT"), AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             STOCK PURCHASE WARRANT

                 RIGHT TO PURCHASE 50,000 SHARES OF COMMON STOCK

THIS CERTIFIES THAT JONATHAN A. BERG and all registered and permitted assigns ("Holder") is entitled to purchase, on or before May 12, 2003, FIFTY THOUSAND (50,000) shares of the common stock ("Common Stock" or "Shares") of AMERICAN TECHNOLOGY CORPORATION (the "Corporation") upon exercise of this Warrant along with presentation of the full purchase price as provided herein. The purchase price of the common stock upon exercise (the "Warrant Shares") is equal to Sixteen Dollars ($16.00) per share (the "Exercise Price"). This Warrant is granted for valuable consideration received.

1. Exercise.

(a) This Warrant may be exercised one time, in whole or minimum increments of 10,000 shares, on any business day on or before the expiration date listed above by presentation and surrender hereof to the Corporation at its principal office of a written exercise request and the Exercise Price in lawful money of the United States of America in the form of a wire transfer or check, subject to collection, for the Warrant Shares specified in the exercise request. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Corporation of an exercise request and representations, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Corporation shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(b) At any time during the period from issuance to expiration (the "Exercise Period"), the Holder may, at its option, exchange this Warrant, in whole or minimum increments of 10,000 shares (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (1)(b), by surrendering this Warrant at the principal office of the Company, accompanied by a written notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date the Notice of Exchange is received by the Company or such later date as may be specified in the Notice of Exchange (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within ten (10) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall be the average closing trading price for the 5 trading day period prior to the Exchange Date.

2. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant.

The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

(a) In case the Corporation shall at any time after the date of this Warrant:
        (i) Pay a dividend of its shares of its Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;
        (ii)   Subdivide its outstanding shares of Common Stock;



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        (iii)  Combine its outstanding shares of Common Stock; or
        (iv) Issue any other shares of capital stock by reclassification of its shares of Common Stock;

the Exercise Price in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case the Corporation shall fix a record date for the issuance of rights, options, or warrants or make a distribution of shares of Common Stock to all (but not less than all) holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the market price of the shares (based on the closing price on the record date on NASDAQ or a listed securities exchange of the Corporation's Common Stock, or if no such quote is available, the shareholders equity on the date of the last financial statement divided by the total number of shares outstanding) (the "Market Price"), the Exercise Price to be in effect after such record date shall be determined by multiplying the then current Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) In case of any reorganization of the Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplemental Warrant") which will make lawful and adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such Supplemental Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, and changes of Common Stock and to successive consolidations, mergers, sales, or conveyances.

3. Restrictions on Transfer.

Holder has been advised and understands that the Warrants and the Warrant Shares purchasable thereby are characterized as "restricted securities" under the federal securities laws because they are being acquired from Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Holder further understands that the certificates evidencing the Warrant Shares will bear the following or comparable legend: "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 under such Act."

The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Warrant Shares to place, a stop transfer notation in the securities records in respect of the Warrant Shares.



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4. Registration Rights.

Holder shall have the right, at any time and from time to time until May 12, 2003, to include all of the shares purchased or purchasable upon the exercise of this Warrant (the "Registrable Shares") within any Registration Statement of the Corporation filed by the Corporation covering shares of its Common Stock other than a Registration Statement filed solely with respect to any employee benefit plan of the Corporation or an offering solely related to an acquisition or for which such Registrable Shares cannot, in the sole judgment of the Company, be appropriately registered. The Corporation shall promptly give written notice to Holder of any intended registration of its Common Stock not less than forty-five (45) days prior to the anticipated effective date of the Registration Statement, and Holder shall, within fifteen (15) days of receipt thereof, notify the Corporation of the number of Registrable Shares it desires to include in the Registration Statement. The number of Registrable Shares which may be included by the Holder in any such Registration Statement may be restricted by the Corporation if, in the opinion of the Corporation's managing underwriter, the number of shares proposed to be sold by the Holder and by the Corporation in such offering exceeds the number of securities which can be sold in such offering. In such event, the Registrable Shares of Holder to be included within such Registration Statement shall not exceed the number approved for inclusion therein by the Corporation and its managing underwriter. All costs or expenses, incident to the registration, qualification or listing of such securities shall be paid by the Corporation, and the Corporation shall comply with all reasonable requests of Holder made in connection with the registration, qualification, listing or sale of Registrable Shares.

Each Holder of Warrants and Warrant Shares to be sold pursuant to any Registration Statement (each, a "Distributing Holder") shall severally, and not jointly, indemnify and hold harmless the Company, its officers and directors, each underwriter and each person, if any, who controls the Company and such underwriter, against any loss, claim, damage, expense or liability, joint or several, as incurred, to which any of them may become subject under the Securities Act or any other statute or at common law, in so far as such loss, claim, damage, expense or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Distributing Holder specifically for use therein. Such Distributing Holder shall reimburse the Company, such underwriter and each such officer, director or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such liability, as incurred. Notwithstanding the foregoing, such indemnity with respect to such preliminary prospectus or such final prospectus shall not inure to the benefit of the Company, its officers or directors, or such underwriter (or such controlling person of the Company or the underwriter) if the person asserting any such loss, claim, damage, expense or liability purchased the securities that are the subject thereof and did not receive a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented) at or prior to the time such furnishing is required by the Securities Act in any case where any such untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the final prospectus (or, if contained in the final prospectus, was subsequently corrected by amendment, revision or supplement).

5. Public Offering Lock-Up.

In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant or any other securities of the Company heretofore or hereafter acquired by Holder (other than those included in the registration) without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed one hundred eighty (180) days from the effective date of the registration. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision.



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6. Assignment or Loss of Warrant.

(a) The Holder of this Warrant shall be entitled, without obtaining the consent of the Corporation, to assign its interest in this Warrant, or any of the Warrant Shares, in whole or in part to any person, provided, however, that the transferee, prior to any such transfer, provides the Corporation with a legal opinion, in form and substance satisfactory to the Company, that such transfer will not violate the Act or any applicable state securities or blue sky laws. Otherwise without obtaining the prior written consent of the Company, Holder shall not transfer or assign its interest in this Warrant, or any of the Warrant Shares prior to exercise, in whole or in part to any transferee.

(b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

7. Reservation of Shares.

The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

The Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

8. Arbitration.

In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in San Diego County, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in San Diego County having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers as of this 13th day of May, 1998.

AMERICAN TECHNOLOGY CORPORATION

/s/ DALE W. WILLIAMS
Dale W. Williams, Chairman and CEO

/s/ ROBERT PUTNAM
Robert Putnam, Treasurer and Asst. Secretary